UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2013

Progenics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York		10591
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;
Item 2.01	Completion of Acquisition or Disposition of Assets;
Item 3.02	Unregistered Sales of Equity Securities.

On January 16, 2013, Progenics, Molecular Insight Pharmaceuticals, Inc., a clinical-stage private biotechnology company headquartered in Cambridge, Massachusetts, Molecular Insight's stockholders (Stockholders), and Highland Capital Management, L.P. as Representative of the Stockholders, entered into a Stock Purchase and Sale Agreement providing for the acquisition by Progenics of all of the outstanding capital stock of Molecular Insight, a Delaware corporation, in consideration of the issuance by Progenics to the Stockholders of 4,566,210 shares of Progenics common stock in a transaction exempt from the registration requirements of the U.S. Securities Act of 1933, as amended, pursuant to Regulation D promulgated thereunder (the Acquisition).  Under the Agreement, Progenics also agreed to pay to the Stockholders potential milestones, in cash or Progenics stock at Progenics' option, of up to $23 million contingent upon achieving specified commercialization events and up to $70 million contingent upon achieving specified sales targets relating to all Molecular Insight products.
Consummation of the Acquisition, which occurred on January 18, 2013, was subject to customary closing conditions, including, among others, the continuing accuracy of representations and warranties and compliance with covenants made by the parties in the Agreement, conclusion of satisfactory arrangements with Molecular Insight employees, and delivery of customary closing certificates, consents, approvals, opinions and other instruments and documents.
The Agreement contains customary representations and warranties regarding Molecular Insight, the Stockholders, their Representative, and Progenics, covenants regarding the conduct of Molecular Insight's business prior to consummation of the Acquisition, indemnification provisions, termination rights prior to closing, and other provisions. Of the shares issued upon consummation of the Acquisition, 500,000 were deposited in an escrow account for 15 months as partial security for Molecular Insight's and the Stockholders' indemnification obligations to Progenics under the Agreement, and available to compensate Progenics for shortfall in targeted cash held by Molecular Insight at closing.
The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, a redacted copy of which will be filed as an Exhibit to Progenics' Quarterly Report on Form 10-Q for the quarter ending March 31, 2013. The information in this Current Report on Form 8-K is also subject to a number of risks and uncertainties, including those set forth or referred to in Progenics' press release relating to the Acquisition, a copy of which is filed as an Exhibit to this Report.

Item 8.01	Other Events.

On January 22, 2013, Progenics announced its Acquisition of Molecular Insight.  A copy of Progenics' press release is included in this Report as Exhibit 99.1, and the information contained therein is incorporated into this Item 8.01 by this reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired;
(b)	Pro forma financial information.

The financial statements and information required by this Item are not included in this Report. Progenics will file such statements and information by amendment to this Report not later than April 4, 2013.
(d)	Exhibits.

99.1	Press release, dated January 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGENICS PHARMACEUTICALS, INC.
By:	/s/ ANGELO W. LOVALLO, JR.
Angelo W. Lovallo, Jr.
Senior Executive Director,
Financial Reporting and Treasurer
(Principal Financial and Accounting Officer)

Date:  January 22, 2013